UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

IKONA GEAR INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-49664	88-0474903
(State or other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1850 Hartley Avenue, Unit #1
Coquitlam, British Columbia, Canada	V3K 7A1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 523-5510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

          On October 18, 2006, Ikona Gear International, Inc. (the “Company”) provided notice to the holders of the Company’s 10% Convertible Promissory Notes due March 12, 2007 (the “Notes”) that the Company will redeem the Notes, plus accrued and unpaid interest thereon, for cash on November 2, 2006. In connection with the redemption, assuming no Notes are converted into shares of the Company’s common stock (the “Common Shares”), par value $0.00001 per share, the Company will be required to pay the 26 holders of the Notes aggregate cash consideration of $1,272,150.68.

          Pursuant to Section 1.2(c) of the Notes, the Company is permitted to redeem the Notes, together with any accrued and unpaid interest, at any time on 15 days written notice. Pursuant to Section 2.1 of the Notes, each holder thereof has the right, for up to ten (10) business days after receiving notice of the Company’s intention to redeem the Notes, to convert the unpaid principal balance of the Notes held by such investor, and all accrued interest thereon, into such number of Common Shares that is equal to the unpaid principal plus accrued and unpaid interest on such holder’s Notes divided by $0.50 per Common Share.

          The form of the Notes was filed as Exhibit 4.3 to the Company’s Form 8-K filed on March 16, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IKONA GEAR INTERNATIONAL, INC.
(Registrant)

Date:	October 19, 2006
		By:	/s/ Raymond L. Polman
Raymond L. Polman
Chief Financial Officer